UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2021

KENSINGTON CAPITAL ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-40114	86-1326226
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 Old Country Road, Suite 301 Westbury, New York	11590
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 674-6514

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one redeemable warrant	KCAC.U	The New York Stock Exchange
Class A common stock	KCAC	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	KCAC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2021, Nicole Nason was appointed to the Board of Directors (the “Board”) of Kensington Capital Acquisition Corp. II (the “Company”). Ms. Nason will serve as a director with a term of office expiring at the Company’s second annual meeting of stockholders.

Ms. Nason is currently the Chief Safety Officer and Head of External Affairs at Cavnue, a company that combines technology and road infrastructure to unlock the full potential of connected and autonomous vehicles. Ms. Nason is the former Administrator of the U.S. Federal Highway Administration (“FHWA”) and a leading advocate for critical advances in autonomous vehicles and safety. Before serving at FHWA, Ms. Nason was the Assistant Secretary at the State Department’s Bureau of Administration, responsible for managing the global supply, shipping, logistics, and transportation services to more than 260 overseas locations. Ms. Nason was also the Administrator of the National Highway Traffic Safety Administration (NHTSA) and Assistant Secretary for Governmental Affairs at U.S. Department of Transportation. She also served at the U.S. Customs Service, and as Counsel for the U.S. House of Representatives Committee on the Judiciary. Nicole earned a J.D. from Case Western Reserve University School of Law and a B.A. in Political Science from American University.

Kensington Capital Sponsor II LLC, the Company’s sponsor (the “Sponsor”), which is the owner of 5,750,000 shares of the Company’s Class B common stock (“Class B Common Stock”) that converts into the Company’s Class A common stock (“Class A Common Stock”) upon consummation by the Company of its initial business combination (the “Business Combination”), has granted Ms. Nason a “profits interest” (the “Profits Interest”).  In the event the Sponsor distributes (the “Initial Distribution”) to its members Class B Common Stock immediately following the Business Combination, the Profits Interest will entitle Ms. Nason to share in distributions after all of the other members of the Sponsor have received aggregate distributions that have a per share value of at least $506,000 in respect of the Initial Distribution, as follows:  (i) distributions otherwise payable to certain members of the Sponsor will instead be made to Ms. Nason until she receives an aggregate of 50,000 shares of Class A Common Stock, and then (ii) all distributions will be paid to the members of the Sponsor (including Ms. Nason) pro rata.

The Company will enter into its standard form of indemnification agreement with Ms. Nason, the form of which is filed as Exhibit 10.5 to the Company’s Form 8-K filed on March 2, 2021.  Additionally, Ms. Nason has agreed to become a party to the letter agreement, dated February 25, 2021, among the Company, the Sponsor and each of its current directors and officers (the “Letter Agreement”) and will enter into a joinder to the Letter Agreement. The Letter Agreement is filed as Exhibit 10.4 to the Company’s Form 8-K filed on March 2, 2021.

A copy of the press release issued by the Company on April 26, 2021 announcing Ms. Nason’s appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 26, 2021, the Board also amended its bylaws (the “Amendment”), effective on such date, in order to confirm that (i) the Board is permitted to increase the number of directors and to fill the vacancy permitted by such increase and (ii) the language in Section 3.2(a) of the bylaws regarding the election of directors by an “advance notice” provision only applies to the election of directors by the Company’s stockholders.

The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

3.1	Amendment dated April 26, 2021 to the Company’s Bylaws.

99.1	Press Release, dated April 26, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2021

KENSINGTON CAPITAL ACQUISITION CORP. II

By:	/s/ Daniel Huber
Name:	Daniel Huber
Title:	Chief Financial Officer